Exhibit 99.1

Synchronoss Technologies Reports Third Quarter 2025 Results

Net Income of $5.8 Million and Diluted EPS of $0.51 Per Share
Revenue of $42.0 Million, Including 93.8% Recurring Revenue
Company Reiterates Expectation of Adding a New Customer in 2025
Additional Tier 1 Customer Signing Expected in First Half of 2026

BRIDGEWATER, NJ - November 4, 2025 - Synchronoss Technologies Inc. (“Synchronoss” or the “Company”) (Nasdaq: SNCR), a global leader and innovator in Personal Cloud platforms, today reported financial results for its third quarter ended September 30, 2025.

Third Quarter and Recent Operational Highlights
•Reported total revenue of $42.0 million including 93.8% recurring revenue, driven primarily by approximately 1% cloud subscriber growth year-over-year.
•Quarterly results included net income of $5.8 million, $5.9 million in income from operations, $35.9 million in free cash flow, $4.2 million in adjusted free cash flow*, and $12.0 million in adjusted EBITDA*.
•Received the entirety of the $33.9 million of the outstanding balance of the CARES Act Tax refund and used proceeds to materially reduce net debt to approximately 2.7x anticipated FY25 adjusted EBITDA and annual interest payments by approximately $2.8 million.
•Successfully completed and deployed a hybrid cloud AI model for advanced content intelligence, which continues our focus on cost optimization by enabling in-house photo tagging and image embeddings to be dynamically distributed across both Company-owned and public cloud environments.
•The Company has reiterated its expectations of adding a new customer in 2025 and continues to make forward progress on adding a new tier 1 customer in the first half of 2026, both of which would contribute to revenue growth and enhanced profitability next year.

“In the third quarter, we demonstrated the strength of our SaaS powered cloud model, generating $42 million in revenue with 93.8% being recurring, net income of $5.8 million resulting in diluted EPS of $0.51, and $12.0 million adjusted EBITDA while facing headwinds from subscriber growth weakness at certain customers. We also received the remaining balance of our CARES Act Tax refund in the quarter, which was used to reduce our total debt load while providing additional cash to the balance sheet to invest in future growth initiatives,” stated Jeff Miller, President and CEO of Synchronoss. “We continue to make meaningful progress with our key customers, including strong subscriber growth at AT&T, implementing new initiatives to accelerate growth at Verizon, and advancing cloud application discovery integrations at SoftBank that position us for expanded subscriber reach. Given the sales cycle in our business and a robust pipeline, we have high confidence in adding at least one new cloud customer in 2025 and a new tier 1 customer in the first half of 2026. We expect that these new wins will allow us to return to strong, profitable growth in 2026 and beyond. As a result, we believe we are well-positioned to drive enhanced shareholder value as we enter next year."

Third Quarter 2025 Financial Results:
Results compare the three months ended September 30, 2025 to the three months ended September 30, 2024.

•Total revenue decreased to $42.0 million from $43.0 million in the prior year period, due to delays in new customer signings and subscriber growth from weakness at some customers during the quarter.
•Quarterly recurring revenue* was 93.8% of total revenue, compared to 92.2% in the prior year period.
•Gross profit was $29.2 million (gross margin of 69.4%) compared to $29.9 million (gross margin of 69.6%) in the prior year period.
•Adjusted gross profit* was $33.4 million (adjusted gross margin of 79.5%*) compared to $34.2 million (adjusted gross margin of 79.6%) in the prior year period.
•Income from operations was $5.9 million compared to $5.5 million in the prior year period.
•Net income (loss) attributable to Synchronoss was $5.8 million, or $0.51 per diluted share, compared to $(5.7) million, or $(0.56) per diluted share, in the prior year period. This change was driven primarily by a $5.2 million one-time interest income event from our tax refund.
•Adjusted EBITDA* was $12.0 million (adjusted EBITDA margin* of 28.5%) compared to $12.7 million (adjusted EBITDA margin of 29.5%) in the prior year period.
•Cash and cash equivalents* were $34.8 million as of September 30, 2025, compared to $24.6 million as of June 30, 2025. In the third quarter of 2025, free cash flow was $35.9 million and adjusted free cash flow* was $4.2 million, compared to free cash flow of $(27) thousand and adjusted free cash flow of $1.3 million in the prior year period.

2025 Financial Outlook
Based on information available as of November 4, 2025, the Company is revising its full 2025 outlook items as follows:

•Revenue range of between $169 and $172 million.
•Recurring revenue* of at least 90% of total revenue.
•Adjusted gross margin* of between 78%-80%.
•Adjusted EBITDA* of between $50 million and $53 million, which equals at least 30% adjusted EBITDA margin*.
•Free Cash Flow* of between $6 and $10 million. The Company's free cash flow guidance excludes proceeds from the federal tax refund of approximately $33.9 million and approximately $4.4 million of transaction fees from the 2025 term loan.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” below for information on the factors that could cause Synchronoss' actual results to differ materially from these forward-looking statements.

* A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading “Non-GAAP Financial Measures.”

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures." With respect to forward-looking statements related to adjusted EBITDA, adjusted EBITDA margin, adjusted gross margin and free cash flow, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K and has not provided a quantitative reconciliation of (i) forecasted adjusted EBITDA to forecasted GAAP net income (loss) attributable to Synchronoss or to forecasted GAAP income (loss) from operations, before taxes, (ii) adjusted gross margin or adjusted EBITDA margin to GAAP gross margin and (iii) free cash flow to income (loss) from operations within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items relating to those financial measures with confidence. These items include, but are not limited to, fair value of stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, change in contingent consideration, litigation, remediation and refiling costs, depreciation and amortization, interest income, interest expense, loss on debt extinguishment, debt modification expense, foreign exchange impact, net loss (income) from discontinued operations, loss (gain on divestitures, other (income) expense, provision (benefit) for income taxes, net loss (income) attributable to non-controlling interests, non-GAAP professional fees and preferred dividends, net of gain on repurchase of preferred stock.

Conference Call
Synchronoss will hold a conference call today, November 4, 2025, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Synchronoss management will host the call, followed by a question-and-answer period.

Dial-In Number: 877-451-6152 (domestic) or 201-389-0879 (international)
Conference ID: 13755797

The conference call will be broadcast live and available for replay here:
https://edge.media-server.com/mmc/p/bxc9u3wi/ and via the Investor Relations section of Synchronoss' website at www.synchronoss.com.

Non-GAAP Financial Measures
Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP although this non-GAAP financial information is derived from numbers that have been prepared in accordance with GAAP. This information includes adjusted gross profit, adjusted gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income (loss) attributable to Synchronoss, diluted non-GAAP net income (loss) per share, free cash flow, adjusted free cash flow (which excludes cash payments and receipts related to non-core business activities) and recurring revenue. The Company believes that the exclusion of non-routine cash-settled expenses, such as litigation and remediation costs (net), and restructuring costs in the calculation of adjusted free cash flow which do not correlate to the operation of its business, provide for more useful period-to-period comparisons of the Company’s results. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back or deduct certain expenses. These expenses include but are not limited to the following: fair value of stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, change in contingent consideration, litigation, remediation and refiling costs, non-recurring professional fees, depreciation and amortization, interest income, interest expense, loss on debt extinguishment, debt modification expense, foreign exchange impact, net loss (income) from discontinued operations, loss (gain) on divestitures, other (income) expense, provision (benefit) for income taxes, net loss (income) attributable to non-controlling interests, non-GAAP professional fees and preferred dividends, net of gain on repurchase of preferred stock.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Adjusted EBITDA is calculated by taking GAAP Net (loss) income attributable to Synchronoss and making specific adjustments to it, such as adding back certain non-recurring expenses or removing certain one-time income items to provide a more normalized view of the company's operating performance. These adjustments include, but are not limited to, fair value of stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, net, change in contingent consideration, litigation, remediation and refiling costs, non-recurring professional fees, depreciation and amortization, interest income, interest expense, net loss (income) from discontinued operations, loss (gain) on divestitures, other (income) expense, loss on debt extinguishment, debt modification expense, foreign exchange impact, provision (benefit) for income taxes, net loss (income) attributable to non-controlling interests, non-GAAP professional fees and preferred dividends, net of gain on repurchase of preferred stock.

Adjusted EBITDA Margin is calculate as Adjusted EBITDA divided by revenue.

Adjusted Gross Profit is calculated by starting with the standard gross profit (Revenue minus cost of revenues, less the restructuring costs associated with cost of revenues and depreciation and amortization expenses associated with cost of revenues). Gross profit is then adjusted by adding back fair value of stock-based compensation expense, restructuring, transition and cease-use lease expense, net and depreciation and amortization expenses associated with cost of revenues.

Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by Revenue.

Free Cash Flow is calculated by starting with operating cash flow and subtracting capital expenditures related to capitalized software and property and equipment.

Adjusted Free Cash Flow is calculated by starting with Free Cash Flow and subtracting net cash related to litigation and remediation, and restructuring activities.

Recurring Revenue is calculated as a sum of Subscription revenue and Transaction revenue.

Forward-Looking Statements
This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of federal securities law. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, though not always made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “will,” “seek,” “estimate,” “project,” “projection,” "outlook," “annualized,” “strive,” “goal,” “target,” “outlook,” “aim,” “expect,” “plan,” “anticipate,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are based on current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations, any of which, by their nature, are uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Except as otherwise indicated, these forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, the extended sales cycles of potential customers and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and June 30, 2025 on file with the SEC and the quarter ended September 30, 2025, expected to be filed with the SEC in the fourth quarter of 2025. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Synchronoss
Synchronoss Technologies (Nasdaq: SNCR), a global leader in personal Cloud solutions, empowers service providers to establish secure and meaningful connections with their subscribers. Our SaaS Cloud platform simplifies onboarding processes and fosters subscriber engagement, resulting in enhanced revenue streams, reduced expenses, and faster time-to-market. Millions of subscribers trust Synchronoss to safeguard their most cherished memories and important digital content. Explore how our Cloud-focused solutions redefine the way you connect with your digital world at www.synchronoss.com.

Media Relations Contact:
Domenick Cilea
Springboard
dcilea@springboardpr.com

Investor Relations Contact:
Ryan Gardella
ICR for Synchronoss
sncrir@icrinc.com

--------Tables to follow-------

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$34,827	$33,375
Accounts receivable, net	17,508	18,129
Operating lease right-of-use assets	3,520	8,445
Goodwill	188,784	179,408
Other assets	33,581	54,468
Total assets	278,220	293,825

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	39,724	37,586
Debt, current	—	1,875
Deferred revenues	100	837
Debt, non-current	163,200	184,840
Operating lease liabilities, non-current	10,141	16,776
Other liabilities	9,701	9,636
Redeemable noncontrolling interest	—	12,500
Stockholders’ equity	55,354	29,775
Total liabilities and stockholders’ equity	$278,220	$293,825

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues	$42,003	$42,964	$126,702	$129,387
Costs and expenses:
Cost of revenues[1]	8,665	8,975	26,298	29,599
Research and development	10,837	10,333	30,939	32,560
Selling, general and administrative	12,174	13,755	35,404	39,800
Restructuring charges	—	—	165	267
Depreciation and amortization	4,458	4,386	12,938	12,773
Total costs and expenses	36,134	37,449	105,744	114,999
Income from operations	5,869	5,515	20,958	14,388
Interest income	5,404	165	5,906	556
Interest expense	(7,776)	(5,526)	(19,763)	(12,529)
Debt modification expense	—	—	(4,384)	—
Loss on debt extinguishment	—	—	(1,993)	—
Foreign exchange gain (loss)	512	(5,461)	(17,598)	(440)
Other income, net	8	220	11	230
Income (loss) from operations, before taxes	4,017	(5,087)	(16,863)	2,205
Benefit (provision) for income taxes	1,796	(628)	(745)	(3,939)
Net income (loss)	5,813	(5,715)	(17,608)	(1,734)
Net income attributable to redeemable non-controlling interests	—	14	—	14
Preferred stock dividend, net of gain on repurchase of preferred stock	—	—	—	(1,562)
Net income (loss) attributable to Synchronoss	$5,813	$(5,701)	$(17,608)	$(3,282)
Earnings (loss) per share:
Basic	$0.55	$(0.56)	$(1.70)	$(0.33)
Diluted	$0.51	$(0.56)	$(1.70)	$(0.33)
Weighted average common shares outstanding:
Basic	10,632	10,095	10,357	9,994
Diluted	11,473	10,095	10,357	9,994
_________________________________
1    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Nine Months Ended September 30,
	2025	2024
Net loss	$(17,608)	$(1,734)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Non-cash items	38,846	23,450
Changes in operating assets and liabilities	20,698	(6,511)
Net cash provided by operating activities	41,936	15,205
Investing activities:
Purchases of fixed assets	(1,013)	(1,038)
Purchases of intangible assets and capitalized software	(9,170)	(9,864)
Other investing activities	—	1,793
Net cash used in investing activities	(10,183)	(9,109)
Financing activities:
Net cash used in financing activities	(30,285)	(5,384)
Effect of exchange rate changes on cash	(16)	(56)
Net increase in cash and cash equivalents	$1,452	$656
Beginning cash and cash equivalents	33,375	24,572
Ending cash and cash equivalents	$34,827	$25,228

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$42,003	$42,964	$126,702	$129,387
Less: Cost of revenues	8,665	8,975	26,298	29,599
Less: Restructuring[1]	—	—	13	—
Less: Depreciation and amortization[2]	4,177	4,068	12,059	11,792
Gross profit	29,161	29,921	88,332	87,996
Gross margin	69.4%	69.6%	69.7%	68.0%
Add / (Less):
Stock-based compensation expense[1]	60	164	218	258
Restructuring, transition and cease-use lease expense, net[1]	7	29	(156)	585
Depreciation and amortization[2]	4,177	4,068	12,059	11,792
Adjusted gross profit	$33,405	$34,182	$100,453	$100,631
Adjusted gross margin	79.5%	79.6%	79.3%	77.8%
_________________________________
1    Amounts associated with cost of revenues.
2    Depreciation and amortization contains a reasonable allocation for expenses associated with cost of revenues.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Net income (loss) attributable to Synchronoss	$5,813	$(5,701)	$(17,608)	$(3,282)
Add / (Less):
Stock-based compensation expense	1,140	3,021	4,292	5,376
Restructuring, transition and cease-use lease expense, net	198	157	(761)	2,957
Amortization expense[1]	273	273	819	819
Sublease receivable impairment	—	—	—	806
Change in contingent consideration	(100)	—	(300)	—
Litigation, remediation and refiling costs, net	—	(425)	—	247
Non-recurring professional fees	417	—	417	—
Debt modification expense	—	—	4,384	—
Loss on debt extinguishment	—	—	1,993	—
Foreign exchange impact	$(512)	$5,461	$17,598	$440
Non-GAAP Net income attributable to Synchronoss	$7,229	$2,786	$10,834	$7,363

Non-GAAP Earnings per share:
Basic	$0.68	$0.28	$1.05	$0.74
Diluted	$0.63	$0.26	$0.96	$0.70
Weighted-average shares outstanding:
Basic	10,632	10,095	10,357	9,994
Diluted	11,473	10,837	11,262	10,455
_________________________________
1    Amortization from acquired intangible assets.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended					Nine Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Net income (loss) attributable to Synchronoss	$5,813	$(19,604)	$(3,817)	$7,889	$(5,701)	$(17,608)	$(3,282)
Add / (Less):
Stock-based compensation expense	1,140	1,023	2,129	996	3,021	4,292	5,376
Restructuring, transition and cease-use lease expense, net	198	632	(1,591)	1,976	157	(761)	2,957
Sublease receivable impairment	—	—	—	—	—	—	806
Change in contingent consideration	(100)	(100)	(100)	(100)	—	(300)	—
Litigation, remediation and refiling costs, net	—	—	—	(617)	(425)	—	247
Non-recurring professional fees	417	—	—	—	—	417	—
Depreciation and amortization	4,458	4,402	4,078	4,318	4,386	12,938	12,773
Interest income	(5,404)	(269)	(233)	(254)	(165)	(5,906)	(556)
Interest expense	7,776	6,565	5,422	5,474	5,526	19,763	12,529
Loss on debt extinguishment	—	1,993	—	—	—	1,993	—
Debt modification expense	—	4,384	—	—	—	4,384	—
Foreign exchange impact	(512)	12,531	5,579	(9,334)	5,461	17,598	210
Other, net	(8)	(3)	—	(154)	(220)	(11)	—
(Benefit) provision for income taxes	(1,796)	1,263	1,278	3,674	628	745	3,939
Net income attributable to non-controlling interests	—	—	—	(1)	(14)	—	(14)
Preferred stock dividend, net of gain on repurchase of preferred stock	—	—	—	—	—	—	1,562
Adjusted EBITDA (non-GAAP)	$11,982	$12,817	$12,745	$13,867	$12,654	$37,544	$36,547

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$39,358	$3,365	$41,936	$15,205
Add / (Less):
Capitalized software	(3,140)	(3,250)	(9,170)	(9,864)
Property and equipment	(358)	(142)	(1,013)	(1,038)
Free cashflow	35,860	(27)	31,753	4,303
Add / (Less):
Litigation and remediation costs, net	—	281	266	3,287
Restructuring, net	742	1,092	763	3,303
Debt modification expense	1,447	—	2,984	—
Tax return proceeds	(33,869)	—	(33,869)	—
Adjusted free cashflow	$4,180	$1,346	$1,897	$10,893